UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 28, 2015, WESCO International, Inc. (“WESCO International”) held its Annual Meeting of Stockholders. The following proposals were submitted by the Board of Directors to a vote of the stockholders and the voting tabulations for each matter are as follows:

Proposal 1 – Election of three Director Nominees

The following three Directors were nominated to serve for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2016 or until their successors are otherwise duly elected and qualified. The three Directors were elected as Directors of WESCO International and the final results of the voting on the proposal were as follows:

Nominee	For	Withheld	Broker Non-Votes
John J. Engel	39,612,341	705,371	1,303,395
Steven A. Raymund	40,015,549	302,163	1,303,395
Lynn M. Utter	38,881,207	1,436,505	1,303,395

Proposal 2 – Advisory Approval of the Company’s Executive Compensation

The stockholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
39,928,068	336,077	53,567	1,303,395

Proposal 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as WESCO International’s independent registered public accounting firm for the year ending December 31, 2015

The stockholders were requested to ratify the appointment of PricewaterhouseCoopers LLP as WESCO International’s independent public accounting firm for the year ending December 31, 2015. The appointment was approved by the requisite vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting and the final results of the voting on the proposal were as follows:

For	Against	Abstain
40,952,882	633,340	34,885

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WESCO INTERNATIONAL, INC.
By: /s/ Kenneth S. Parks
Kenneth S. Parks
Senior Vice President and Chief Financial Officer

Dated: May 29, 2015